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LOGO                                                       766 South Main St.
                                                           Akron, Ohio 44308
                                                                330-384-5793
                                                            Fax 330-384-5669
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Anthony J. Alexander                                               Exhibit 5
Executive Vice President
and General Counsel                             November 13, 1997

FirstEnergy Corp,
76 South Main Street
Akron, Ohio 44308

Dear Sirs:

     With respect to the Registration Statement on Form S-3 (the "Registration Statement") of First Energy Corp. (the "Company") relating to up to 10,000,000 shares of its Common Stock, $.10 par value (the "Shares") which will be purchased by participants in the Company's Stock Investment Plan (the "Plan"), I wish to advise you as follows:

     (a) to the extent that the Shares are acquired under the Plan in open market purchases, I am of the opinion that such Shares will be legally issued fully paid and nonassessable, and

     (b) to the extent that the Shares are acquired under the Plan directly from the Company as newly issued Shares, I am of the opinion that, when the Shares have been issued and sold and the purchase price thereof has been paid in accordance with the Plan, and when the steps mentioned in the next paragraph have been taken, such Shares will be legally issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the next preceding paragraph consist of the following:

     (1) Appropriate definitive action by the Board of Directors of the Company or an authorized committee thereof with respect to the issuance of the Shares.

     (2) Issuance and sale of the Shares in accordance with the corporate authorization aforesaid.

     This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me appearing in the Registration Statement under the caption "Legal Matters."

                                           Very truly yours,

                                           /s/ Anthony J. Alexander